UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2007
Lexicon Genetics Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30111 (Commission File Number)	76-0474169 (I.R.S. Employer Identification Number)
8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)
(281) 863-3000
(Registrant’s telephone number,
including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On February 13, 2007, the Compensation Committee of our Board of Directors approved 2007 base salaries and a process for the determination of 2007 cash bonuses for our named executive officers. The 2007 salary information and a description of the 2007 cash bonus determination process is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
     The Compensation Committee also approved the payment of 2006 cash bonuses to our named executive officers as described below:

2006
Name and Position	Cash Bonus

Arthur T. Sands, M.D., Ph.D. President and Chief Executive Officer	$300,000
Julia P. Gregory Executive Vice President, Corporate Development and Chief Financial Officer	$80,000
Alan J. Main, Ph.D. Executive Vice President of Pharmaceutical Research	$90,000
Jeffrey L. Wade, J.D. Executive Vice President and General Counsel	$80,000
Brian P. Zambrowicz, Ph.D. Executive Vice President and Chief Scientific Officer	$120,000
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.		Description

10.1	—	Summary of 2007 Named Executive Officer Cash Compensation

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Genetics Incorporated
Date: February 16, 2007	By:	/s/ Jeffrey L. Wade
Jeffrey L. Wade
Executive Vice President and General Counsel

Index to Exhibits

Exhibit No.		Description

10.1	—	Summary of 2007 Named Executive Officer Cash Compensation